UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2005

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

This current report on Form 8-K/A is being filed to supplement certain information reported in the Company’s current report on Form 8-K filed on December 30, 2005.

On December 30, 2005, InfoSpace, Inc. filed a current report on Form 8-K to report that InfoSpace and Victor Melfi, Chief Strategy Officer, had reached agreement whereby Mr. Melfi’s employment with the Company would terminate as of December 31, 2005. This amended report on Form 8-K/A is being filed to report that on January 17, 2006, InfoSpace and Mr. Melfi entered into a Separation Agreement formalizing the terms of the termination of employment effective December 31, 2005, as reported in the December 30, 2005 current report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

10.30	Separation Agreement, entered into January 17, 2006, between InfoSpace, Inc. and Victor Melfi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2006

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description
10.30	Separation Agreement, entered into January 17, 2006, between InfoSpace, Inc. and Victor Melfi.